Exhibit 10.19

AMENDMENT AGREEMENT

This Amendment Agreement, dated as of December ___, 2024 (this “Amendment”), is entered into between Mainz Biomed N.V., a Dutch public company with limited liability (“Company”), and YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”).

RECITALS

WHEREAS, Reference is hereby made to that certain Pre-Paid Advance Agreement, dated as of June 28, 2023 (the “PPAA” as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this Amendment Agreement (the “Existing Agreement”) and the Existing Agreement, as amended by this Amendment Agreement the “Amended PPAA”), between the Company and the Investor;

WHEREAS, pursuant to the PPAA, the Company issued (i) a convertible note to the Investor in an initial amount of $5,500,000 on June 28, 2023 (“Note 1”), (ii) a convertible note to the Investor in an initial amount of $5,500,000 on September 26, 2023 (“Note 2”), (iii) a convertible note to the Investor in an initial amount of $$3,300,000 on April 18, 2024 (“Note 3”) and (iv) a convertible note to the Investor in an initial amount of $1,500,000 on October 8, 2024 (“Note 4” and as amended hereby, “Amended Note 4”);

WHEREAS, all principal, interest and other amounts due to Investor pursuant to Note 1, Note 2 and Note 3 have been fully paid by the Company to Investor;

WHEREAS, as of the date hereof, $1,392,198.49 in principal and $2,669.97 in interest (as of December 5, 2024) remains unpaid to the Investor under Note 4;

WHEREAS, each of MAINZ BIOMED GERMANY GmbH, and MAINZ BIOMED USA, INC. have entered into a global guaranty agreement dated June 28, 2023 (the “Guaranty”) guaranteeing to the Investor the full payment when due of all obligations of the Company contained in the Existing Agreement and the notes issued thereunder;

WHEREAS, the Company filed a registration statement (no. 333-282993) on November 5, 2024 related to a public offering of up to $8,000,000 of securities (as described therein and in any amendment to such registration statement, the “Offering”); and

WHEREAS, the parties desire to amend certain of the terms and provisions of (i) the Existing Agreement and (ii) Note 4 as specifically set forth in this Amendment Agreement, and the parties are prepared to so subject to the conditions and in reliance on the representations set forth in this Amendment Agreement.

Accordingly, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein, including in preamble and the preliminary statements hereto, shall have the meanings assigned to such terms in the Existing Agreement and, if not found therein, Note 4.

SECTION 2. Payment. As partial consideration for the terms of this Agreement, the Company agree to pay the Investor within one (1) business day of the date of the closing of the Offering (the “Payment Deadline”) $392,198.49 in principal on Note 4, plus the Payment Premium in respect of such principal, and all accrued but unpaid interest on Note 4 as of the date of such payment, provided that if the Offering does not occur by December 15, 2024, this Amendment Agreement shall be deemed null and void ab initio and the Existing Agreement and Note 4 shall continue in force without the revisions contemplated by this Amendment Agreement.

SECTION 3. Amendments to Note 4. Subject to receipt by the Investor of the payment set forth in Section 2 by the Payment Deadline, and in reliance upon the representations and warranties set forth in Section 5 herein, Note 4 is hereby amended as follows:

(a) Section 1(c) of Note 4 shall be replaced in its entirety to read as follows:

“(c) Monthly Payments. Starting on January 31, 2025, and continuing on the last business day of each month thereafter until the Principal on Note 4 together with any accrued but unpaid interest thereon is paid in full, the Company shall pay the Investor $100,000 in principal, plus the Payment Premium in respect of such principal, plus any accrued but unpaid interest on Note 4 (the “Monthly Payment”).”

(b) Section 3(c)(ii) shall be added to Note 4 to read as follows:

“(ii) This Note shall not be convertible into Ordinary Shares prior to July 1, 2025, provided, however, that foregoing limitation in this Section (3)(c)(ii) shall not apply at any time upon the occurrence and during the continuance of an Event of Default.”

SECTION 4. Amendments to Existing Agreement. Subject to receipt by the Investor of the payment set forth in Section 2 by the Payment Deadline and in reliance upon the representations and warranties set forth in Section 5 herein, the Existing Agreement is hereby amended as follows:

(a) Suspension of Pre-Paid Advances. The parties acknowledge and agree that as a result of the repayment of Note 1, Note 2, and Note 3, no Pre-Paid Advances may be made by the Investor pursuant to Article II.”

(b) Section 3.07 shall be added to the Existing Agreement to read as follows:

“Section 3.07 Suspension of Advances. From the date hereof until July 1, 2025, no Advances may be made pursuant to this Article III.”

SECTION 5. Representations and Warranties. Each party represents and warrants that:

(a) Authorization; No Contravention. The execution, delivery and performance by such party of this Amendment Agreement (i) has been duly and validly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by such party, and (ii) does not violate or contravene such party’s governing documents or any applicable law or any material agreement or instrument or any court order which is binding upon such party or its property.

(b) Enforceability. Each of this Amendment Agreement, the Amended PPAA and Amended Note 4 is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 6. Survival of Representations and Warranties. All representations and warranties made in this Amendment Agreement shall survive the execution and delivery of this Amendment Agreement. Such representations and warranties have been or will be relied upon by the parties and shall continue in full force and effect as long as any obligation under the Amended PPAA or Amended Note 4 shall remain unpaid or unsatisfied.

SECTION 7. Effect of Amendment Agreement, Other Agreements, Etc.

(a) Effect of Amendment Agreement. After giving effect to this Amendment Agreement, each of the Amended PPAA and Amended Note 4 shall be and remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by the parties in all respects. The execution, delivery, and performance of this Amendment Agreement shall not operate as a waiver of any right, power, or remedy of any party under the Existing Agreement or Note 4. Each party hereby acknowledges and agrees that, after giving effect to this Amendment Agreement, all of its obligations and liabilities under the Existing Agreement and Note 4, as such obligations and liabilities have been amended by this Amendment Agreement, are reaffirmed and remain in full force and effect. All references to the Existing Agreement or Note 4 in any document or instrument delivered in connection therewith shall be deemed to refer to the Amended PPAA and Amended Note 4, respectively. Nothing contained herein shall be construed as a novation of the obligations outstanding under the Existing Agreement or Note 4, each of which shall remain in full force and effect, except as modified hereby.

(b) Limited Effect. This Amendment Agreement relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that any party may have under the Existing Agreement, Note 4 or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect a party to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

(c) The parties acknowledge and agree that this Amendment Agreement shall be deemed to be a “Transaction Document” for the purposes of the Amended Note 4 and the Amended PPAA.

SECTION 7. Miscellaneous.

(a) Headings. Section headings in this Amendment Agreement are included herein for convenience and do not affect the meanings of the provisions that they precede.

(b) Severability. If any provision of this Amendment Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Amendment Agreement, and this Amendment Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

(c) Binding Effect. This Amendment Agreement binds and is for the benefit of the successors of each party.

(d) Governing Law. This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

(e) Execution in Counterparts. This Amendment Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Amendment Agreement.

SECTION 8. Guaranty. By signing on the signature page below, each of MAINZ BIOMED GERMANY GmbH, and MAINZ BIOMED USA, INC. hereby agree that for the purposes of the Guaranty, the Obligations (as defined therein) shall hereafter include all obligation of the Company to the Investor under the Amended Note 4 and under this Amendment Agreement, and that each such document shall be deemed to be a “Transaction Document” for the purposes of the Guaranty.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed and delivered as of the date first above written.

MAINZ BIOMED, N.V.

By:
Name:
Title:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:
Name:	Matt Beckman
Title:	Member

Solely with respect to Section 8 of this Amendment Agreement:

MAINZ BIOMED GERMANY GmbH

By:
Name:
Title:

MAINZ BIOMED USA, INC.

By:
Name:
Title:

[Signature Page to Amendment Agreement]

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